INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 25 to Registration Statement No. 2-73969 of Panorama Series Fund, Inc. of our report dated January 22, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.





/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP



Denver, Colorado
April 22, 1997


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